UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT
(DATE OF EARLIEST EVENT REPORTED)

March 21, 2014

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ASTRO-MED, INC
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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COMMISSION FILE NUMBER  0-13200

RHODE ISLAND	05-0318215
(STATE OR OTHER JURISDICTION OF	(IRS EMPLOYER IDENTIFICATION
INCORPORATION OR ORGANIZATION)	NUMBER)

600 EAST GREENWICH AVENUE, WEST WARWICK, RI 02893
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(401-828-4000)
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 8.01. Other Events

On March 21, 2014, Everett V. Pizzuti, a director and former President and Chief Executive Officer of Astro-Med, Inc. (the “Company”), entered into a stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 (the “Plan”).  Under the Plan, Mr. Pizzuti may sell up to 65,000 shares of the Company’s common stock held by Mr. Pizzuti in specified amounts at market prices subject to specified limitations.  Sales under the Plan will be executed by Mr. Pizzuti’s broker at specified times designated in the Plan.  The Plan is effective commencing April 8, 2014 and is scheduled to terminate on October 6, 2014.  Any sales under the Plan will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

Under Rule 10b5-1, an insider of a public company is permitted to sell fixed portions of their securities holdings over a designated time period by establishing a pre-arranged written plan.  Such plan must be established at a time when the insider is not in possession of material, non-public information.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(c)           Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

ASTRO-MED, INC.

Date: March 21, 2014	By:	/s/ Joseph P. O'Connell
Joseph P. O'Connell
Senior Vice President, Treasurer and Chief Financial Officer